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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Advantica Restaurant Group, Inc.'s Registration Statement Nos. 333-53031, 333-58169, 333-58167 of our report dated February 16, 1999, appearing in the Annual Report on Form 10-K of Advantica Restaurant Group, Inc., for the year ended December 30, 1998.


Deloitte & Touche LLP


Greenville South Carolina
March 30, 1999